                                                                     EXHIBIT (p)


                                CODE OF ETHICS

                              PACIFIC SELECT FUND

The following Code of Ethics ("Code") is adopted by Pacific Select Fund (the "Fund") and each registered investment adviser of the Fund, pursuant to Rule 17j-1 of the Investment Company Act of 1940 (the "Act"). This Code is intended to ensure that all acts, practices and courses of business engaged in by Access Persons (as defined) of the Fund reflect high standards and comply with the requirements of Section 17(j) of the Act and Rule 17j-1 thereunder. Each series of the Fund shall be referred to herein as a "Portfolio".

I.  DEFINITIONS

     (a) "Access Person" means any director, trustee, officer, general partner, or advisory person (as defined) of the Fund, or any investment adviser or sub-adviser thereof, as well as any "Portfolio Employee". However, the term "Access Person," contained herein, shall not include any director, trustee, officer or general partner of the Fund who is subject to another code of ethics, provided that such code of ethics is approved by the Board of the Fund.

     (b) "Advisory Person" means (i) any employee of the Fund (or of any company in a control relationship to the Fund) or any of its portfolio managers or its adviser or administrator, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security (as defined in this Code) by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a security.

     (c) A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated or, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

     (d) A security is "being purchased or sold" by the Fund from the time when a purchase or sale program has been communicated to the person who places the buy and sell orders for the Fund until the time when such program has been fully completed or terminated.

     (e) "Beneficial Ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires./(1)/

     (f) "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Act. Section 2(a)(9) provides that "control" generally means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

     (g) "Security" shall have the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include "Exempt Securities".

     (h) "Exempt Securities" include securities issued by the Government of the United States, and money market instruments/(2)/ as defined under Rule 17j-1 of the Act (as amended from time to time), and shares of registered open-end investment companies, or such other securities as may be excepted under the provisions of Rule 17j-1.

-----------------

/(1)/ You are considered to have Beneficial Ownership of Securities if you have or share a direct or indirect Pecuniary Interest in the Securities. You have a Pecuniary Interest in Securities if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities. The following are examples of an indirect Pecuniary Interest in Securities:

          (a) Securities held by members of your immediate family sharing the same household; however, this presumption may be rebutted by convincing evidence that profits derived from transactions in these Securities will not provide you with any economic benefit. Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.

          (b) Your interest as a general partner in Securities held by a general or limited partnership.

          (c) Your interest as a manager-member in the Securities held by a limited liability company.

          You do not have an indirect Pecuniary Interest in Securities held by a corporation, partnership, limited liability company or other entity in which you hold an equity interest, unless you are a controlling equityholder or you have or share investment control over the Securities held by the entity.

          The following circumstances constitute Beneficial Ownership by you of Securities held by a trust:

          (a) Your ownership of Securities as a trustee where either you or members of your immediate family have a vested interest in the principal or income of the trust.

          (b)  Your ownership of a vested beneficial interest in a trust.

          (c) Your status as a settlor of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

/(2)/ Currently, the following are exempted: bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements and any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Organization.

     (i) "Portfolio Employee" is any person who is employed by a Portfolio Manager of a Portfolio and who is authorized to make investment decisions on behalf of a Portfolio, as well as investment personnel such as securities analysts and traders who advise or execute the decisions of Portfolio Managers of a Portfolio. Provided, however, that "Portfolio Employee" shall not include any person who is subject to another code of ethics, provided that such code of ethics is approved by the Board of the Fund. (Note: a Portfolio Employee is included within the definition of Access Person).

II.  STATEMENT OF GENERAL PRINCIPLES

     The following are general principles governing personal securities transactions by Access Persons of the Fund:

          (1) Access Persons have a duty to place the interests of the Fund's shareholders first;

          (2) Access Persons must comply with this Code of Ethics and avoid any actual or potential conflicts of interest in personal securities transactions; and

          (3) Access Persons cannot take inappropriate advantage of their positions, including in particular, front-running purchases or sales by the Fund.

III.  PROHIBITED PURCHASES AND SALES

     A. No Access Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the Fund:

          (1)  employ and devise, scheme or artifice to defraud the Fund;

          (2) make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          (3) engage in any act, practice or course of business which would operate as a fraud or deceit upon the Fund;

          (4)  engage in any manipulative practice with respect to the Fund.

     B. In this connection it shall be impermissible for any Access Person to purchase or sell, directly or indirectly, any security (or any option to purchase or sell such security) in which (s)he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which (s)he has actual knowledge at the time of such purchase or sale that such security:

          (1) is being considered for purchase or sale by the Fund; or

          (2) is being purchased or sold by the Fund.

          This does not impose any duty or requirement on Access Persons to inquire of Portfolio Employees if a security is being considered or is being purchased or sold by the Fund, including any Portfolio managed by another Portfolio Manager.

     C. Any Access Person who questions whether a contemplated transaction is prohibited by this Code should discuss the transaction with the Fund's Compliance Officer (or his/her designee), prior to proceeding with the transaction.

     D. An Access Person may not accept any investment opportunity, gift, gratuity or other thing of more than nominal value, from any person or entity that does business or desires to do business with the Fund, including trading with any of the Portfolios of the Fund. It is not prohibited to (i) accept gifts from a single giver, so long as the annual aggregate value does not exceed $100; or (ii) attend business meals, sporting events and other entertainment events at the expense of the giver, so long as the expense is reasonable and the giver is present with the Access Person.

IV.  EXEMPT TRANSACTIONS FOR ACCESS PERSONS - Exempt from quarterly reporting

     The prohibitions of Section III of this Code shall not apply to the following transactions by an Access Person:

          (1) Purchases or sales over which the Access Person has no direct or indirect influence or control. There is a presumption that you can exert some measure of influence or control over accounts held by members of your immediate family sharing the same household, but this presumption may be rebutted by convincing evidence;

          (2) Purchases or sales of securities which are not eligible for purchase or sale by the Fund;

          (3) Purchases or sales which are nonvolitional on the part of either the Access Person or the Fund;

          (4) Purchases which are part of an automatic dividend reinvestment plan;

          (5) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to
                      --- ----
               the extent such rights were acquired with respect to securities of which you have beneficial ownership.

          (6) Acquisitions or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities of which you have Beneficial Ownership.

          (7) Subject to the restrictions on participation in private placements set forth below under Private Placements, acquisitions or dispositions of Securities of a private issuer. A private issuer is a corporation, partnership, limited liability company or other entity which has no outstanding publicly-traded Securities, and no outstanding Securities which are convertible into or exchangeable for, or represent the right to purchase or otherwise acquire, publicly-traded Securities. However, you will have Beneficial Ownership of Securities held by a private issuer whose equity Securities you hold, unless you are not a controlling equityholder and do not have or share investment control over the Securities held by the entity.

          (8) Transactions which appear to the Compliance Officer of the Fund or his/her designee to present no reasonable likelihood of harm to the Fund and which have been authorized in advance by the Compliance Officer.

V.  TRANSACTIONS WHICH DO NOT REQUIRE PRECLEARANCE

    The following Transactions do not require preclearance:

          (1) Purchases or sales of securities which are not eligible for purchase or sale by the Portfolio managed by the Portfolio Manager which employs the Portfolio Employee.

          (2) Purchases or sales of up to $100,000 per calendar month per issuer of fixed-income Securities other than municipal securities.

          (3) Any purchase or sale of fixed-income Securities issued by agencies or instrumentalities of, or unconditionally guaranteed by, the Government of the United States.

          (4) Purchases or sale of up to $1,000,000 per calendar month per issuer of fixed-income Securities issued by qualified foreign governments.

               A qualified foreign government is a national government of a developed foreign country with outstanding fixed-income securities in excess of fifty billion dollars.

          (5) Purchases or sales of up to 500 shares per day, but not more than 1,000 shares per calendar week, per issuer, of large-cap issuers.

               A large-cap issuer is an issuer with a total market capitalization in excess of one billion dollars and an average daily trading volume during the preceding calendar month, on the principal securities exchange (including NASDAQ) on which its shares are traded, in excess of 50,000 shares.

          (6) Purchases or sales of up to the lesser of 500 shares or $5,000 per calendar week, per issuer, of stock of issuers other than large-cap issuers.

          (7) Purchases or sales of up to $1,000,000 in total notional open interest per calendar month, per index, of exchange-traded options on broadly-based indices.

               A broadly-based index is an index with an average notional open interest during the preceding calendar quarter in excess of one billion dollars.

          (8) Any purchase or sale of shares of registered closed-end investment companies.

          Access Persons should keep the following in mind:

          (1) Paragraph V Transactions must be reported to the Fund on quarterly and annual reports (see below).

          (2) The securities of qualified foreign governments, large-cap issuers and broadly-based indices which qualify under Paragraph V may change from time to time. Accordingly, you may purchase Securities in a Paragraph V Transaction, only to find that you cannot sell them later without preclearance. In that case, you will be able to sell them only if you preclear the sale in compliance with the procedures set forth in the Code.

     In addition, Portfolio Employees should keep the following in mind:

          (1) Paragraph V Transactions are subject to the prohibition against short-swing trading profits set forth in the Code.

VI.  PRECLEARANCE PROCEDURES

     The purchase or sale of any Security by any Access Person which is not exempt, requires preclearance by the Compliance Officer of the Fund or the Compliance Officer of the Portfolio Manager which employs such Access Person; provided, however, that the Independent Trustees of the Fund are not subject to preclearance procedures unless they have actual knowledge at the time of their purchase or sale that the Security is being considered for purchase or sale by the Fund or is being purchased or sold by the Fund.

          (1) The Securities may not be purchased or sold on any day during which there is a pending buy or sell order in the same Security on behalf of the Fund until that order is executed or withdrawn.

          (2) The Securities may not be purchased or sold by a Portfolio Employee during the period which begins seven days before and ends seven days after the day on which a portfolio you manage trades in the same Security.

          (3) The Securities may be purchased or sold only if you have asked a Compliance Officer to preclear the purchase or sale, the Compliance Officer has given you preclearance in writing, and the purchase or sale is executed by the close of business on the day preclearance is given. Preclearance will not be given unless a determination is made that the purchase or sale complies with this Code and the foregoing restrictions. The form for requesting preclearance is attached hereto as Appendix I.

          (4) Any transaction which violates these procedures must be unwound, or if that is not practical or not possible, profits received by the Access Person must be contributed to a charitable organization.


VII.  PRIVATE PLACEMENTS

     If you are a Portfolio Employee, you may not acquire Beneficial Ownership of any Securities in a private placement, unless you have received the prior written approval of your firm's compliance officer, who shall be designated as such to the Board of Trustees. Approval may not be given unless a determination is made that the investment opportunity should not be reserved for the Fund.

     If you have acquired Beneficial Ownership of Securities in a private placement, you must disclose your investment when you play a part in any consideration of an investment by the Fund in the issuer of the Securities, and any decision to make such an investment must be independently reviewed by a portfolio manager who does not have Beneficial Ownership of any Securities of the issuer.

VIII.  INITIAL PUBLIC OFFERINGS ("IPOs")

     If you are a Portfolio Employee, you may not acquire Beneficial Ownership of any Securities in an IPO.

IX.  SHORT-TERM TRADING PROFITS

     If you are a Portfolio Employee, you may not profit from the purchase and sale, or sale and purchase, within 60 calendar days of the same (or equivalent) Securities of which you have Beneficial Ownership. Any such short-term trade must be unwound, or if that is not practical, the profits must be contributed to a charitable organization. Nothing in this paragraph shall be deemed to permit avoidance of loss through short-term trading.

     You are considered to profit from a short-term trade if Securities of which you have Beneficial Ownership are sold for more than their purchase price, even though the Securities purchased and the Securities sold are held of record or beneficially by different persons or entities.

X.  REPORTING

     A. Every Access Person (except as noted in C. below with respect to Independent Trustees) shall (i) file an initial holdings report within 10 days of becoming an access person and (ii) file a holdings report annually within 30 days of year-end. Holdings reports must be current as of a date no more than 30 days before the report is submitted. (Sample Report of Initial/Annual Securities Holdings is attached hereto as Appendix IV).

     B. Every Access Person (except as noted in C. below with respect to Independent Trustees) shall file with the Fund a quarterly report of any transaction in Securities with respect to transactions in any security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided however, that such Access Person shall not be required to make a report with respect to exempt transactions as set forth in paragraph IV. (Sample Personal Transaction Reporting Form is attached hereto as Appendix II).

     C. The Independent Trustees of the Trust shall not be required to file an initial holdings report or an annual holdings report or a quarterly transaction report unless such Trustee has actual knowledge at the time of their purchase or sale that the security they purchased or sold was being considered for purchase or sale or was being purchased or sold by the Trust.

     D. Every quarterly report shall be made no later than ten days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

          (1) The date of the transaction, the title and the number of shares, and the principal amount of each security involved;

          (2) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition), including information sufficient to establish any exemption listed in Paragraph IV which is relied upon;

          (3)  The price at which the transaction was effected;

          (4) The name of the broker, dealer or bank with or through whom the transaction was effected; and

          (5)  For accounts opened during the quarter:
               (a)  The opening date of the account;
               (b)  Account title;
               (c)  Account number; and
               (d)  Name of Broker Dealer or Bank;


     E. Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates, and the existence of any report shall not be construed as an admission that any event reported on constitutes a violation of this Code.

XI.  CERTIFICATE OF COMPLIANCE

     As an Access Person, you are required to certify annually that you have read and understand this Code and recognize that you are subject to this Code. Each annual certificate will also state that, to the best of your knowledge, you have complied with the requirements of this Code during the prior year, and that you have disclosed, reported, or caused to be reported all transactions during the prior year in Securities of which you had or acquired Beneficial Ownership. An officer or otherwise authorized signatory of each Portfolio Manager shall obtain certificates of compliance from each Portfolio Employee (a copy of a form of which is attached hereto as Appendix III) and certify on behalf of each Portfolio of the Fund which it manages, that as a firm, it has complied with this Code.

XII.  REVIEW AND ENFORCEMENT

  A.  Review

          (1) The Compliance Officer of the Fund (or his/her designees) shall from time to time review the reported personal securities transactions of Access Persons to determine whether any violation of this Code may have occurred, taking into account all the exemptions provided under Paragraph IV. The Compliance Officer or his/her designees shall review holdings reports at least annually and transaction reports at least quarterly. Before making any determination that a violation has been committed by an individual, the Compliance Officer of the Fund (or his/her designee) shall give such person an opportunity to supply additional information regarding the transaction in question.

          (2) The Compliance Officer shall be responsible to maintain a current list of all Fund Access Persons, updated at least quarterly.

          (3) The Compliance Officer of the Fund or his/her designees shall report at least annually to the Board regarding compliance with this Code, including violations if any and recommendations for change if necessary.

  B.  Enforcement

          (1) If the Compliance Officer of the Fund (or his/her designees) determines that a violation of this Code may have occurred, They shall promptly report the possible violation to the Trustees of the Fund. The Trustees, with the exception of any person whose transaction is under consideration, shall take such actions as they consider appropriate, including imposition of any sanctions that they consider appropriate.

          (2) No person shall participate in a determination of whether he has committed a violation of this Code or in the imposition of any sanction against himself. If, for example, a securities transaction of the President of the Fund is under consideration, a Trustee of the Fund designated for the purpose by the Trustees of the Fund shall act in all respects in the manner prescribed herein for the President.

XIII.  RECORDS

       The Fund shall maintain records in the manner and to the extent set forth in the Act and shall make the same available for appropriate examination by representatives of the Securities and Exchange Commission:

          (1) A copy of this Code and any other code of ethics which is, or at any time within the past five years has been in effect, shall be preserved in an easily accessible place;

          (2) A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

          (3) A copy of each report made pursuant to this Code by an Access Person shall be preserved by the Fund for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

          (4) A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place.

XIV.   CONFIDENTIALITY

       All reports of securities transactions and any other information filed with the Fund pursuant to this Code shall be treated as confidential, except as regards appropriate examinations by representatives of the Securities and Exchange Commission.

XV.    AMENDMENT AND INTERPRETATION OF PROVISIONS

       The Trustees may from time to time amend this Code or adopt such interpretations of this Code as they deem appropriate.

                                                                      APPENDIX I

                              PACIFIC SELECT FUND
                                  (the "Fund")


                  PRE-CLEARANCE OF SECURITIES TRANSACTION FORM


1.   Name of Employee requesting authorization:                                                    ______________________


2.   If different from #1, name of the account
     where the trade will occur:                                                                   ______________________

3.   Relationship of (2) to (1):                                                                   ______________________

4.   Name of firm at which the account is held:                                                    ______________________

5.   Name of Security and call symbol:                                                             ______________________

6.   Maximum number of shares or units to be
     Purchased or sold or amount of bond:                                                          ______________________

7.   Check those that are applicable:

  _____  Purchase         _____ Sale           _____ Market Order         _____ Limit Order (Price of Limit Order:________)

8.   Do you possess material nonpublic
     information regarding the
     security or the
     issuer of the security?1                                                      _____  Yes                    _____  No

9.  This is NOT an Exempt Security, an Exempt
    Transaction, or a
    transaction which does not
    require preclearance?2                                                         _____  Yes                    _____  No

10. To your knowledge, are the securities or
    "equivalent securities" (i.e. securities
    issued by the same entity as the issuer of
    a security, and all derivative instruments,
    such as options and warrants) held by
    the Fund?                                                                      _____  Yes                    _____  No

_______________________________

/1/ Please note that employees generally are not permitted to acquire or sell securities when they possess material nonpublic information regarding the security or the issuers of the security.

/2/ For a definition of Exempt Security, Exempt Transaction or Transactions which do not require preclearance, please refer to the Code of Ethics.


11.  To your knowledge, are there any
     outstanding purchase or sell orders for
     this security or any equivalent security by
     the Fund?                                                                     _____  Yes                    _____  No


12.  To your knowledge, are the securities or
     equivalent securities being considered for purchase
     or sale by one or more Portfolios of the Fund?                                _____  Yes                    _____ No


13.  Are the securities being acquired in an initial
     public offering?                                                              _____  Yes                    _____  No


14.  If you are a Portfolio Employee4, are the securities
     being acquired in a private placement?5                                       _____  Yes                    _____  No


15.  If you are a Portfolio Employee4,  has any
     account you manage purchased or sold these
     securities or equivalent securities within the
     past seven calendar days or do you expect the
     account to purchase or sell these securities or
     equivalent securities within seven calendar days
     of your purchase or sale?                                                     _____  Yes                    _____  No


16.  If this is NOT an Exempt Security and you
     are a Portfolio Employee, have you or any
     Related Account covered by the reauthorization
     provisions of the Code purchased or sold these
     securities within the past 60 days?                                           _____  Yes                    _____  No

_________________________

/3/ Please note that employees generally are not permitted to acquire securities in an initial public offering for their own or related accounts.

/4/ Please see your Compliance Officer if you are not sure whether or not you are a Portfolio Employee.

/5/ Please note that generally acquisitions of securities in a private placement are discouraged and may be denied.

/6/ Please see your Compliance Officer if you are not sure whether or not you are a Portfolio Manager.

                                                                     APPENDIX II

                              PACIFIC SELECT FUND
                              -------------------

                  Quarterly Report of Securities Transactions

                      Quarter Ending:
                                      -------------------

Note: If no accounts have been opened or no reportable transactions have occurred, answer "NONE". In lieu of entering the information requested below, you may attach a copy of each confirmation and/or statement(s) received from the broker, dealer, or bank and indicate the number of confirmation/statements attached.

------------------------------------------------------------------------------------------------------------------------------------

                       Date of                  Number of     Price Per        Total Purchase      Broker, Dealer, or Bank Effecting

Title of Security    Transaction    Buy/Sell     Shares*     Share or Bond**    or Sale Price      Transaction***
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------

*Or principal amount of each security if a bond.
**Price at which transaction was effected.
***If new account, please complete information below

COMPLETE FOR ACOUNTS OPENED DURING THE CURRENT QUARTER:

------------------------------------------------------------------------------------------------------------------------------------

Opening Date     Account Name/Title                Name of Broker Dealer and/or Firm                  Account Number
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------



                                        Date:___________________________________

                                        Signed: ________________________________


                                        Print Name: ____________________________


================================================================================
Please return completed form to: Lisa Rigdon, Variable Regulatory Compliance,
                               NB-5, Ext. 6783.
================================================================================

    INSTRUCTIONS FOR COMPLETING QUARTERLY REPORT OF SECURITIES TRANSACTIONS

A.  Transactions Required to be Reported. You should report every transaction in
    ------------------------------------
    which you acquired or disposed of any direct or indirect beneficial ownership of any security, except "Exempt Securities" and "Exempt Transactions" as defined below, during the calendar quarter. The term "beneficial ownership" generally means that you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities. The term includes but is not limited to the following cases:

    1. where the security is held for your benefit by others (brokers, custodians, banks and pledges);
    2. where the security is held for the benefit of your spouse or minor children (or any relative who shares your residence);
    3. where the securities are held by a partnership of which you are a partner or investment club or other unincorporated association of which you are a member.
    4. where the securities are held by a limited liability company of which you are a manager-member;
    5. where securities are held in a trust over which you have a direct or indirect influence or control and under which either you or any member
                                      ---
        of your immediate family (ie. your spouse, children, grandchildren, parents and grandparents) is a beneficiary; and
    6. where securities are held in a trust over which you alone, or in conjunction with someone not having substantial interest adverse to yours, have the power to revoke and revest title to yourself at once or at some future time.

B.  Reporting Exceptions. Notwithstanding the foregoing, need not be reported.
    ---------------------
    See Fund code for complete definitions of Exempt Securities and Exempt Transactions.

    1. purchase or sales over which you have no direct or indirect influence or control;
    2.  purchases or sales which are involuntary on the part of the Access
        Person;
    3.  purchases which are part of an automatic dividend reinvestment plan;
    4 acquisitions or dispositions of securities as the result of a stock split, reverse stock split, merger, consolidation, spin-off, etc. applicable to all holders of a class of securities; and
    5. purchases or sales of exempt securities, which include: securities issued by the Government of the United States, money market instruments/1/ as defined under Rule 17j-1 of the Act (as amended from time to time), and shares of registered open-end investment companies (mutual funds), or such other securities as may be excepted under the provisions of Rule 17j-1.

C.      Information Required to Be Reported.
        ------------------------------------

    1.  Title of Security. State the name of the issuer and the class of the
        -----------------
        security (e.g. common stock, preferred stock or designated issue of debt securities). In the case of acquisition or disposition of a future contract, put or call option or other right (hereinafter referred to as "options",) state the title of the security subject to the option and the expiration date of the option. Stock options granted to you by your employer should be reported only at the time such options are exercised.
    2.  Date of Transaction. In the case of a market transaction, state the
        -------------------
        trade date (not the settlement date).
    3.  Buy/Sell. State the character of the transaction (e.g. purchase, sale of
        --------
        security, purchase or sale of option, or exercise of option).
    4.  Number of Shares. State the number of shares of stock, or, if a debt
        ----------------
        security, the principal amount, or other units of other securities. For options, state the amount of securities subject to the option. If your ownership interest was through a spouse, relative, or other natural person or through a partnership, trust or other entity, state the entire amount of securities involved in the transaction.
    5.  Price Per Share or Bond. State the purchase or sale price per share or
        ------------------------
        other unit. In the case of an option, state the price at which it is currently exercisable. No price need be reported for transactions not involving cash.
    6.  Total Purchase or Sale Price. State the total purchase or sale price
        -----------------------------
        exclusive of brokerage commissions or other costs of execution.
    7.  Broker, Dealer or Bank Effecting Transaction. State the name of the
        ---------------------------------------------
        broker, dealer or bank with or through whom the transaction was effected.

        COMPLETE THIS SECTION ONLY FOR ACCOUNTS OPENED DURING CALENDAR QUARTER

    8.  Opening Date.  Indicate the date the account was opened.
        -------------
    9.  Account Name/Title.  State the name in which the account is held.
        -------------------
    10. Name of Broker Dealer and or Firm.  State the name of the broker dealer,
        ----------------------------------
        (or bank or firm) where the account was opened.
    11. Account Number.  State the account number.
        -----------------
    12. Date. Indicate the date the form was signed.
        ------
    13. Signed. Sign the form in the space provided.
        -------
    14. Print Name. Clearly print name on the form in the space provided.
        -----------

D.  Filing of Report. A report should be filed NOT LATER THAN 10 DAYS after the
    -----------------                          ----------------------
    end of each calendar quarter.



------------------------
/1/ Currently, the following are exempted: bankers' acceptances, bank certificate of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements and any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Organization.

                                                                    APPENDIX III



                                 CODE OF ETHICS
             UNDER RULE 17j-1 OF THE INVESTMENT COMPANY ACT OF 1940
                         ADOPTED BY PACIFIC SELECT FUND


I have read and understand the Code of Ethics for Pacific Select Fund and recognize that it applies to me. To the best of my knowledge, I have not violated any of the provisions thereof, and I have disclosed, reported or caused to be reported all transactions during the prior year in Securities of which I had or acquired Beneficial Ownership.



Date: ________________________               __________________________
                                             Signature


                                             __________________________
                                             Print Name

                                                                     APPENDIX IV

                              PACIFIC SELECT FUND
                              -------------------

                  Report of Initial/Annual Securities Holdings

                           As of ___________________

Note: If you hold no reportable transactions, answer "NONE". In lieu of entering the information requested below, you may attach a copy of each statement received from the broker, dealer, or bank and indicate the number of statements attached.

-----------------------------------------------------------------------------------------------------------------------------------
Account Name and/or Title           Broker Dealer, or Bank Where Securities Are Held   Security Name and Symbol   Number of Shares*
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


*Or principal amount of each security if a bond.

                                                                       Date Signed: _____________________________

                                                                       Signature: _______________________________

                                                                       Print Name: ______________________________


                  ----------------------------------------------------------------------------------------------
                  Please return completed form to: Lisa Rigdon, Variable Regulatory Compliance,  NB-5, Ext. 6783.
                  ----------------------------------------------------------------------------------------------

   INSTRUCTIONS FOR COMPLETING ANNUAL/INITIAL REPORT OF SECURITIES HOLDINGS


A.  Transactions Required to be Reported. You should report all securities for
    ------------------------------------
    which you currently hold any direct or indirect beneficial ownership of, except "Exempt Securities" as defined below. The term "beneficial ownership" generally means that you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities. The term includes but is not limited to the following cases:

    1. where the security is held for your benefit by others (brokers, custodians, banks and pledges);
    2. where the security is held for the benefit of your spouse or minor children (or any relative who shares your residence);
    3. where the securities are held by a partnership of which you are a partner or investment club or other unincorporated association of which you are a member.
    4. where the securities are held by a limited liability company of which you are a manager-member;
    5. where securities are held in a trust over which you have a direct or indirect influence or control and under which either you or any member
                                      ---
        of your immediate family (ie. your spouse, children, grandchildren, parents and grandparents) is a beneficiary; and
    6. where securities are held in a trust over which you alone, or in conjunction with someone not having substantial interest adverse to yours, have the power to revoke and revest title to yourself at once or at some future time.

B.  Reporting Exceptions. Notwithstanding the foregoing, none of the following
    --------------------
    securities need be reported:

    1. holdings of exempt securities as described in the Fund's Code of Ethics, which include: securities issued by the Government of the United States, money market instruments/1/ as defined under Rule 17j-1 of the Act (as amended from time to time), and shares of registered open-end investment companies (mutual funds), or such other securities as may be excepted under the provisions of Rule 17j-1.

C.      Information Required to Be Reported.
        -----------------------------------

    1.  Account Name and/or Title.  State the name/title in which the account is
        -------------------------
        held.
    2.  Broker Dealer, or Bank Where Securities Are Held. State the name of the
        ------------------------------------------------
        broker dealer or bank with or through whom the account is held.
    3.  Security Name and Symbol.  State the name of the issuer and the class of
        ------------------------
        the security (e.g. common stock, preferred stock or designated issue of debt securities). In the case of acquisition or disposition of a future contract, put or call option or other right (hereinafter referred to as "options",) state the title of the security subject to the options and the expiration date of the option. Stock options granted to you by your employer should be reported only at the time such options are exercised.
    4.  Number of Shares. State the number of shares of stock, or, if a debt
        ----------------
        security, the principal amount, or other units of other securities. For options, state the amount of securities subject to the option. If your ownership interest was through a spouse, relative, or other natural person or through a partnership, trust or other entity, state the entire amount of securities involved in the transaction.
    5.  Date Signed.  Indicate the Date the form was signed.
        ------------
    6.  Signature. Sign the form in the space provided.
        ----------
    7.  Print Name. Clearly print name on the form in the space provided.
        -----------

D.   Filing of Report. A report should be filed NOT LATER THAN 10 DAYS after
     -----------------                          ----------------------
     which you become an access person or for existing access persons, NO LATER THAN 10 DAYS AFTER YEAR END.


--------------------
/1/ Currently, the following are exempted: bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements and any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Organization.